Exhibit 16.1

November 16, 2017

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Westwater Resources, Inc.’s statements included under Item 4.01 of its Form 8-K to be filed on November 16, 2017 and we agree with such statements concerning our firm.